Prime Credit Card Master Trust					13-Dec-04
					03:49 PM
Settlement Statement
-	-	--

Distribution Date:					15-Dec-04

Monthly Period:		November 2004
		31-Oct-04
		27-Nov-04

(i) Collections					$357,676,238
Finance Charge					40,008,884
Principal					317,667,355

(ii) Investor Percentage - Principal Collections					27-Nov-04

	Series 2000-1				24.0%
	A				20.2%
	B				1.9%
	C				1.9%

	Series 1992-3				1.8%
	A				1.5%
	B				0.3%

(iii) Investor Percentage - Finance Charge Collections, Receivables

	Series 2000-1				24.0%
	A				20.2%
	B				1.9%
	C				1.9%

	Series 1992-3				1.8%
	A				1.5%
	B				0.3%

(iv) Distribution Amount per $1,000				15-Dec-04

	Series 2000-1				$5.583
	A				5.583
	B				0.000
	C				0.000

	Series 1992-3				$826.355
	A				1,001.642
	B				0.000

	Total $'s Distributed
	Series 2000-1				$2,233,333.33
	Series 1992-3				$80,010,733.44

(v) Allocation to Principal per $1,000				15-Dec-04

	Series 2000-1				$0.000
	A				0.000
	B				0.000
	C				0.000

	Series 1992-3				$825.000
	A				1,000.000
	B				0.000

	Total $'s Distributed				$79,905,155.37
	Series 2000-1				$0.00
	Series 1992-3				$79,905,155.37

(vi) Allocation to Interest per $1,000				15-Dec-04

	Series 2000-1				$5.583
	A				5.583
	B				0.000
	C				0.000

	Series 1992-3				$1.355
	A				1.642
	B				0.000

	Total $'s Distributed
	Series 2000-1				$2,233,333.33
	Series 1992-3				$105,578.07

(vii) Investor Default Amount

	Series 2000-1				$2,664,072.78
	A				$2,237,776.38
	B				213,148.20
	C				213,148.20

	Series 1992-3				$417,505.26
	A				$344,441.84
	B				$73,063.42

(viii) Investor Charge Offs
			Charge Offs		Reimbursements
	Series 2000-1		$0.00		$0.00
	A		0.00		0.00
	B		0.00		0.00
	C		0.00		0.00

	Series 1992-3		$0.00		$0.00
	A		0.00		0.00
	B		0.00		0.00

(ix) Servicing Fee

	Series 2000-1				$793,666.67
	A				666,666.67
	B				63,500.00
	C				63,500.00

	Series 1992-3				$116,463.80
	A				96,082.64
	B				20,381.17

(x) Deficit Controlled Amortization Amount

	Series 2000-1				$0.00
	A				0.00
	B				0.00
	C				0.00

	Series 1992-3				$0.00
	A				0.00
	B				0.00

(xi) Receivables in Trust			27-Nov-04		$2,073,041,549.35
Principal Receivables in Trust					$1,983,506,884.83

(xii) Invested Amount			27-Nov-04

	Series 2000-1				$476,200,000.00
	A				400,000,000.00
	B				38,100,000.00
	C				38,100,000.00

	Series 1992-3				$72,721,360.50
	A				59,995,122.41
	B				12,726,238.09

(xiii) Enhancement					NA

(xiv) Pool Factor					NA

(xv) Yield Factor					10.226%
Finance Charge Receivables Factor					4.319%

(xvi) Payout Event

	Series 2000-1				NO
	Series 1992-3				NO

(xvii) Other

	Delinquency

	Current			92.41%	$1,757,702,330
	1-29 days			3.57%	$67,860,025
	30-59 days			1.14%	$21,754,798
	60-89 days			0.74%	$14,134,306
	90-119 days			0.62%	$11,794,358
	120-149 days			0.61%	$11,530,095
	150 days +			0.91%	$17,250,950
	Total			100.00%	$1,902,026,862

	Balance in Principal Funding Account			27-Nov-04	$0

Last Updated on 12/15/04
By HO0DMW